Exhibit 11


                          CASEY'S GENERAL STORES, INC.
                        Computation of Per Share Earnings
           (Dollars in Thousands, Except Share and Per Share Amounts)


                                                   Three Months Ended
                                                        January 31,
                                                   1999             1998
                                                   ----             ----
Basic earnings per share

Weighted average number of
  shares outstanding                               52,698,079       52,545,746
                                                   ----------       ----------

Net income                                        $     8,896            7,363
                                                   ----------       ----------

Basic earnings per common
  share                                           $       .17              .14
                                                   ----------       ----------

Diluted earnings per share

    Weighted average number of
      shares outstanding                           52,698,079       52,545,746
    Shares applicable to
      stock options                                   241,299          313,176
                                                   ----------       ----------

                                                   52,939,378       52,858,922
                                                   ----------       ----------
Net Income                                        $     8,896            7,363
                                                   ----------       ----------

Diluted earnings per common share                 $       .17              .14
                                                   ----------       ----------

                          CASEY'S GENERAL STORES, INC.
                        Computation of Per Share Earnings
           (Dollars in Thousands, Except Share and Per Share Amounts)


                                                     Nine Months Ended
                                                         January 31,
                                                       1999            1998
                                                       ----            ----
Basic earnings per share

Weighted average number of
  shares outstanding                                 52,650,418      52,525,046
                                                     ----------      ----------


Net income                                          $    34,020          28,712
                                                     ----------      ----------

Basic earnings per common
  share                                             $       .65             .55
                                                     ----------      ----------

Diluted earnings per share

    Weighted average number of
      shares outstanding                             52,650,418      52,525,046
    Shares applicable to
      stock options                                     276,071         313,176
                                                     ----------      ----------
                                                     52,926,489      52,838,222
                                                     ----------      ----------
Net Income                                          $    34,020          28,712
                                                     ----------      ----------

Diluted earnings per common share                   $       .64             .54
                                                     ----------      ----------

